Filed Pursuant to Rule 424(b)(3)
Registration No. 333-265588

J.P. MORGAN REAL ESTATE INCOME TRUST, INC.

SUPPLEMENT NO. 7 DATED OCTOBER 15, 2025

TO THE PROSPECTUS DATED APRIL 14, 2025

This prospectus supplement (this “Supplement”) is part of and should be read in conjunction with the prospectus of J.P. Morgan Real Estate Income Trust, Inc., dated April 14, 2025 (the “Prospectus”). Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

•	to provide an update on our portfolio;

•	to disclose the transaction price for each class of our common stock as of November 1, 2025;

•	to disclose the calculation of our September 30, 2025 net asset value (“NAV”) per share for each class of our common stock;

•	to provide an update on the status of our public offering; and

•	to disclose certain updates to the Prospectus.

Portfolio Update

Real Estate Acquisition

On October 2, 2025, we entered into a joint venture, of which we own 95%, to acquire a controlling interest in a 133-unit multifamily community in Dorchester, Boston for $41.0 million, excluding closing costs. In connection with the acquisition, we assumed a $23.5 million mortgage loan, which bears a fixed interest rate of 3.91% and is interest only through its maturity date of January 2028.

Real Estate Debt

On October 9, 2025, we closed on a $106.5 million senior mortgage loan to refinance a five-property, 703-unit, multifamily portfolio located in Tennessee and Alabama. The portfolio is 94.3% occupied and consists of three traditional multifamily properties and two student housing properties. The mortgage loan has an initial three-year term and two, one-year extension options. The acquisition was funded with borrowings from our credit facility.

November 1, 2025 Transaction Price

The transaction price for each share class of our common stock sold in this offering for subscriptions accepted as of November 1, 2025 (and repurchases as of October 31, 2025) is as follows:

Transaction Price (per share)
Class D	$10.44
Class I	$10.50
Class S	$11.22
Class T	$11.22

As of September 30, 2025, we had no outstanding Class T shares or Class S shares. As a result, the transaction price for our Class T shares and Class S shares is equal to the NAV per share for our Class E shares as of September 30, 2025. Class E, Class X and Class Y shares are not sold as a part of this offering. The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees. The repurchase price for each share class equals the transaction price of such class.

September 30, 2025 NAV Per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.jpmreit.com. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for how our NAV is determined. The Adviser is ultimately responsible for determining our NAV.

Our total NAV presented in the following tables includes the aggregate NAV of our common stock, as well as partnership interests of the Operating Partnership held by the Special Limited Partner. The following table provides a breakdown of the major components of our total NAV as of September 30, 2025 ($ and shares/units in thousands):

Components of NAV	September 30, 2025
Investments in real estate	$1,174,852
Investments in real estate debt	134,925
Investments in real estate-related and other securities	15,295
Cash and cash equivalents	18,897
Restricted cash	3,628
Other assets	7,759
Debt obligations	(404,061)
Other liabilities	(26,583)
Accrued performance participation allocation	(739)
Stockholder servicing fees payable the following month(1)	(55)
Non-controlling interests in joint ventures	(18,684)
Mandatorily redeemable instruments(2)	(83,803)
Net Asset Value	$821,431
Number of outstanding shares/units	74,199

(1)

Stockholder servicing fees only apply to Class T, Class S, Class D and Class Y shares. For purposes of NAV, we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under accounting principles generally accepted in the United States of America (“GAAP”), we accrue the lifetime cost of the stockholder servicing fee as an offering cost at the time we sell Class T, Class S, Class D and Class Y shares. The stockholder servicing fee on Class D shares was waived as of September 30, 2025, and the NAV attributable to current holders of Class D shares will not be included in the computation of stockholder servicing fees charged on Class D shares in perpetuity. As of September 30, 2025, we had accrued under GAAP stockholder servicing fees of $5.3 million.

(2)

Represents Class E units in the Operating Partnership and Class E shares (collectively the “Mandatorily Redeemable Instruments”) held by the Adviser that are mandatorily redeemable and only subject to delays to the continuous obligation to ultimately redeem such shares once sufficient availability exists under the share repurchase agreements. Therefore, the Mandatorily Redeemable Instruments held by the Adviser are classified as a liability pursuant to Topic 480 — Distinguishing Liabilities from Equity and are initially presented at the initial funding amount received, which is equivalent to fair value at the issuance dates. Subsequently, the Mandatorily Redeemable Instruments are carried at their cash redemption value as if the units and shares were repurchased or redeemable at the reporting date, which equals NAV per Class E unit/share of $11.22. As of September 30, 2025, there were approximately 7.5 million Class E units included in Mandatorily Redeemable Instruments.

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of September 30, 2025 ($ and shares/units in thousands, except per share/unit data):

NAV Per Share/Unit	Class D Shares	Class I Shares	Class S Shares	Class T Shares	Class E Shares	Class X Shares	Class Y Shares	Operating Partnership Units(1)	Total
Net asset value	$10,619	$139,060	$—	$—	$591,909	$—	$79,002	$841	$821,431
Number of outstanding shares/units	1,017	13,250	—	—	52,734	—	7,123	75	74,199
NAV per share/unit	$10.44	$10.50	$—	$—	$11.22	$—	$11.09	$11.22

(1)	Class E units held by the Special Limited Partner.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the September 30, 2025 valuations, based on property types. Once we own more than one single-family rental and more than one retail property, we will include the key assumptions for such property types.

Property Type	Discount Rate	Exit Capitalization Rate
Multifamily	7.16%	5.76%
Industrial	8.22%	6.37%

These assumptions are determined by our independent valuation advisor and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial Investment Values	Multifamily Investment Values
Discount Rate	0.25% decrease	1.95%	1.90%
(weighted average)	0.25% increase	(1.86)%	(1.90)%
Exit Capitalization Rate	0.25% decrease	2.49%	2.77%
(weighted average)	0.25% increase	(2.27)%	(2.53)%

Status of Our Current Public Offering

Our public offering was declared effective by the SEC on July 22, 2022, and we are currently offering on a continuous basis up to $5.0 billion in shares of our common stock, consisting of up to $4.0 billion in shares in our primary offering and up to $1.0 billion in shares pursuant to our distribution reinvestment plan. As of the date hereof, we have issued and sold 1,137,036 Class D, 10,872,100 Class I and 53,776 Class S shares in the primary offering for total proceeds of approximately $125.2 million. We have issued 64,734 Class D, 247,160 Class I and 2,756 Class S shares for a total value of approximately $3.3 million pursuant to our distribution reinvestment plan. As of the date hereof, we have not sold any Class T shares in this offering. We intend to continue selling shares in the public offering on a monthly basis.

Updates to the Prospectus

The Idaho and Massachusetts suitability standards set forth in the “Suitability Standards” section of the Prospectus are hereby deleted and replaced with the following:

Idaho Investors. Purchasers residing in the state of Idaho must have either (a) a net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000.

Massachusetts Investors. Purchasers residing in Massachusetts are required to have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000; or (b) a minimum liquid net worth of $350,000. In addition, the total investment in us, our affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of an investor’s liquid net worth. For purposes of Massachusetts’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

The Form of Subscription Agreement set forth in Appendix B of the Prospectus is hereby deleted and replaced with the Form of Subscription Agreement attached to this Supplement as Appendix A.

The following disclosure is added to the “Experts” section of the Prospectus.

The estimated market values of our investments in real estate as of September 30, 2025 presented on page 2 of this Supplement under the section “September 30, 2025 NAV Per Share” have been prepared by SitusAMC Real Estate Valuation Services, LLC, an independent valuation firm, and are included in this Supplement given the authority of such firm as experts in property valuations and appraisals. SitusAMC Real Estate Valuation Services, LLC will not calculate or be responsible for our NAV per share for any class of our shares.

Appendix A

Subscription Agreement for Shares of Common Stock of J.P. Morgan Real Estate Income Trust, Inc.

J.P.Morgan
ASSET MANAGEMENT

1. Your Investment

Investment Amount $ ☐

☐ Initial Purchase
☐ Subsequent Purchase

Account Number ☐

Investment Method

☐ By mail

Attach a check to this agreement. Make all checks payable to: J.P. MORGAN REAL ESTATE INCOME TRUST
SS&C GIDS, Inc.
PO Box 219125
Kansas City, MO 64121-9125

☐ By wire

Name: SS&C GIDS, Inc. AS AGENT FOR J.P. MORGAN ALTERNATIVES
Bank Name: UMB
ABA: 101000695
DDA: 9872585712
For Further Credit: J.P. Morgan Real Estate Income Trust, Inc – [Share Class]
Reference: [Subscriber Name]

Share Class Selection (required)

☐ **Share Class T (Fund Number 7007)** *(Minimum initial investment is $2,500. Minimum subsequent investment is $500.)*

☐ **Share Class S (Fund Number 7006)** *(Minimum initial investment is $2,500. Minimum subsequent investment is $500.)*

☐ **Share Class D (Fund Number 7008)** *(Minimum initial investment is $2,500. Minimum subsequent investment is $500.)*

☐ **Share Class I (Fund Number 7009)** *(Minimum initial investment is $2,500 for shares purchased through registered investment advisers and other eligible financial intermediary fee-based accounts, and $1,000,000 for shares purchased through other channels. Minimum subsequent investment is $500.)*

Are you (1) a J.P. Morgan Real Estate Income Trust, Inc. executive officer or director or their immediate family member or (2) an officer or employee of the Adviser, J.P. Morgan or other affiliate or their immediate family member? ***(required)***

☐ A J.P. Morgan Real Estate Income Trust, Inc. executive officer or director or their immediate family member
☐ An officer or employee of the Adviser, J.P. Morgan or other affiliate or their immediate family member
☐ Not Applicable

2. Ownership Type *(Select only one)*

A. Account Type

Brokerage/Custodial Account Number ☐

Taxable Account Type	Non-Taxable Account Type
☐ Individual or Joint Tenant with Rights of Survivorship	If an IRA account type is selected, custodian information MUST be provided below.
☐ Transfer on Death *(Optional Designation. Not Available for Louisiana Residents. See Section 3C.)*	☐ IRA
☐ Tenants in Common	☐ Roth IRA
☐ Community Property	☐ SEP IRA
☐ Uniform Gift/Transfer to Minors State of ☐	☐ SIMPLE IRA
☐ Trust *(Include Certification of Investment Powers Form. Required if not using a custodian.)*	☐ Pension Plan *(Include Certification of Investment Powers Form. Required if not using a custodian.)*
☐ Corporation / Partnership *(Additional documentation required in Section 2C)*	☐ Other ☐
☐ Other ☐	

B. Third Party Custodial Information

Custodian Information (to be completed by custodian):

Name ☐

Tax ID # ☐ Phone # ☐

FRM-ALT-JPMREIT-SUBAGMT1025 Page 1 of 9

C. Entity Name - Retirement Plan/Trust/Corporation/Partnership/Other

*(Trustee(s) and/or authorized signatory(s) information **MUST** be provided in Sections 3A and 3B)*

Entity Name

Tax ID # Date of Trust Exemptions

(See Form W-9 instructions at www.irs.gov)

Residential Street Address

City State Zip Code

Exempt payee code *(if any)* Exemption from FATCA reporting code *(if any)* Jurisdiction (if Non-U.S.)

(Attach a completed applicable Form W-8)

Entity Type *(Select one. **Required**)*

- ☐ Retirement Plan
- ☐ Trust (First and last pages of the trust documents required)
- ☐ S-Corp (Corporate Resolution required)**
- ☐ C-Corp (Corporate Resolution required)**
- ☐ LLC (Governing documents required)**
- ☐ Partnership (Governing documents required)**
- ☐ Estate (Letter of Testamentary required)
- ☐ Other (please indicate)

***You must complete the Beneficial Owners and Control Person sections of this application.*

D. Benefit Plan Investor

Are you a "Benefit Plan Investor" (as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("<u>ERISA</u>"))? ☐ YES ☐ NO

If "Yes", what percentage of your assets constitute "plan assets" under Similar Law[1]? %

You shall immediately notify SS&C GIDS, Inc. upon any change in the percentage of your assets that constitute "plan assets" under Similar Law.

If the answer to Question 2C is "No", and after the date hereof you become a Benefit Plan Investor, you shall immediately notify SS&C GIDS, Inc. as to what percentage of your assets constitute "plan assets" under Similar Law. Thereafter, you shall immediately notify SS&C GIDS, Inc. upon any change in the percentage of your assets that constitute "plan assets" under Similar Law.

3. Investor Information

A. Investor Name *(Investor/Trustee/Executor/Authorized Signatory Information)*

*(Residential street address **MUST** be provided.)*

First Name MI Last Name

Social Security Number/Tax ID Date of Birth (MM/DD/YYY)

Residential Street Address

City State Zip Code Daytime Phone Number

Mailing Address (if different than above)

City State Zip Code

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship

(Attach a completed Form W-8BEN, Rev. Oct 2021)

[1]"<u>Similar Law</u>" means any federal, state, local, non-U.S. or other law or regulation that contains one or more provisions that are (i) substantially similar to any of the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Code §4975, and/or (ii) substantially similar to the provisions of the Plan Asset Regulation or otherwise provide that the assets of the Corporation could be deemed to include "plan assets" under such law or regulation.

FRM-ALT-JPMREIT-SUBAGMT1025

Page 2 of 9

B. Co-Investor Name *(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)*

First Name ______ MI ______ Last Name ______

Social Security Number/Tax ID ______ Date of Birth (MM/DD/YYYY) ______

Residential Street Address ______

City ______ State ______ Zip Code ______ Daytime Phone Number ______

Mailing Address (if different than above) ______

City ______ State ______ Zip Code ______

Email Address ______

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below ***(required)***

☐ Resident Alien ☐ Non-Resident Alien Country of Citizenship ______

(Attach a completed Form W-8BEN, Rev. Oct 2021)

C. Transfer on Death Beneficiary Information *(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)*

Name of Beneficiary ______

SSN ______ Date of Birth (MM/DD/YYY) ______ ☐ Primary ☐ Secondary % ______

Name of Beneficiary ______

SSN ______ Date of Birth (MM/DD/YYY) ______ ☐ Primary ☐ Secondary % ______

Name of Beneficiary ______

SSN ______ Date of Birth (MM/DD/YYY) ______ ☐ Primary ☐ Secondary % ______

Name of Beneficiary ______

SSN ______ Date of Birth (MM/DD/YYY) ______ ☐ Primary ☐ Secondary % ______

4. Select How You Want to Receive Your Distributions *(Select only one)*

You are **automatically** enrolled in our Distribution Reinvestment Plan, **unless** you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON. If you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, **you will receive cash distributions unless** you elect to enroll in the Distribution Reinvestment Plan.

Step 1: Cash Distribution Election

A) If you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, you **are not** automatically enrolled in the Distribution Reinvestment Plan. If you want to receive cash distributions:

   a. Non-Custodial Investors: complete Section 4.A. or 4.C.
   b. Custodial Investors: complete Section 4.B.

B) If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to elect to receive cash distributions:

   a. Non-Custodial Investors: complete Section 4.A. or 4.C.
   b. Custodial Investors: complete Section 4.B.

FRM-ALT-JPMREIT-SUBAGMT1025 Page 3 of 9

Step 2: **Distribution Reinvestment Election**

A) If you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT OR WASHINGTON, initial here ______ to enroll in the Distribution Reinvestment Plan and continue to Section 5.

B) If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. If you want to remain enrolled in the Distribution Reinvestment Plan, continue to Section 5.

Cash Distribution Information (Only complete the Cash Distribution Information section below **if you do not wish to enroll** in the Distribution Reinvestment Plan)

For Custodial held accounts, if you are not enrolled in the Distribution Reinvestment Plan, the funds must be sent to the Custodian.

4.A. ☐ **Cash/Check Mailed to the address set forth above** *(Available for Non-Custodial Investors only.)*

4.B. ☐ **Proceeds Sent to Third Party/Custodian**

Brokerage Account Number (if applicable) ______

Bank Name ______ Name(s) on Bank Account ______

ABA Routing Number ______ Bank Account Number ______

OR issue check to:

Name/Entity Name/Financial Institution ______

Mailing Address ______

City ______ State ______ Zip code ______

4.C. ☐ **Direct Deposit Attach a pre-printed voided check.** *(Available for Non-Custodial Investors only.)*

I authorize J.P. Morgan Real Estate Income Trust, Inc. or its agent to deposit my distributions into my checking or savings account. This authority will remain in force until I notify J.P. Morgan Real Estate Income Trust, Inc. in writing to cancel it. In the event that J.P. Morgan Real Estate Income Trust, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name ______

Mailing Address ______

City ______ State ______ Zip Code ______

Your Bank's ABA Routing Number ______ Your Bank Account Number ______

PLEASE ATTACH A PRE-PRINTED VOIDED CHECK

CHECK NO.
DATE
Pay to
THE ORDER OF
$
DOLLARS
MEMO
SIGNED
Attach Your Voided Check Here.
We cannot establish these services without it.
:000000000:103 000000000:765
ABA routing number
Bank account number

FRM-ALT-JPMREIT-SUBAGMT1025 Page 4 of 9

5. Beneficial Owners *(See Entity Type in Section 2C if this portion needs to be completed)*

To help the government fight financial crime, Federal regulation requires financial institutions to obtain, verify and record information about the beneficial owners of legal entity customers. This section must be completed by the person opening a new account on behalf of a legal entity. **This requirement cannot be waived and accounts will not be established if this information is not complete or missing.**

☐ Check this box if there are no individuals that meet the 25% ownership definition.

Please enter below the required information for each individual, if any, who owns, directly or indirectly, 25 percent or more of the equity interests of the legal entity customer.

Name ____________________ ☐ U.S. Citizen

Residential Address ____________________ ☐ U.S. Resident Alien

☐ U.S. Non-Resident Alien

Tax ID * __________ Date of Birth __________ Country of Citizenship __________

Name ____________________ ☐ U.S. Citizen

Residential Address ____________________ ☐ U.S. Resident Alien

☐ U.S. Non-Resident Alien

Tax ID * __________ Date of Birth __________ Country of Citizenship __________

Name ____________________ ☐ U.S. Citizen

Residential Address ____________________ ☐ U.S. Resident Alien

☐ U.S. Non-Resident Alien

Tax ID * __________ Date of Birth __________ Country of Citizenship __________

Name ____________________ ☐ U.S. Citizen

Residential Address ____________________ ☐ U.S. Resident Alien

☐ U.S. Non-Resident Alien

Tax ID * __________ Date of Birth __________ Country of Citizenship __________

* For non-U.S. citizens, a legible copy of your passport is required. The copy must clearly display your passport number and country of issuance.

6. Control Person *(See Entity Type in Section 2C if this portion needs to be completed)*

Please enter the following information for one individual with significant responsibility for managing the legal entity listed in this application, such as an executive officer or senior manager (e.g. Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer). This person could have already been listed in the beneficial owners section. **This requirement cannot be waived and accounts will not be established if this information is not complete or missing.**

Name ____________________ ☐ U.S. Citizen

Title/ Position Held at Legal Entity ____________________ ☐ U.S. Resident Alien

☐ U.S. Non-Resident Alien

Residential Address ____________________ Country of Citizenship __________

Tax ID * __________ Date of Birth __________

* For non-U.S. citizens, a legible copy of your passport is required. The copy must clearly display your passport number and country of issuance.

FRM-ALT-JPMREIT-SUBAGMT1025 Page 5 of 9

7. Broker-Dealer/Investment Professional Information *(Required Information. All fields must be completed.)*

<u>For Investment Advisers Only</u>: Please ensure you have spoken to your JPMorgan Asset Management wholesale representative prior to submitting this Subscription Agreement to ensure it is accepted. If you do not have a JPMorgan Asset Management wholesale representative, please call 1-800-338-4345.

The Investment Professional must sign below to complete the order. The Investment Professional hereby warrants that he/she is duly licensed and may lawfully sell or advise its clients regarding the purchase of Shares in the state designated as the investor's legal residence. If applicable, the Investment Professional on behalf of the Investment Adviser hereby represents and warrants that it is registered and licensed (or exempt therefrom) with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940 and/or in each state where required.

Broker-Dealer/Investment Adviser ______ Firm CRD#/IARD# ______

Mailing Address ______

City ______ State ______ Zip Code ______ Telephone Number ______

Investment Professional Name ______ Rep Number ______ Rep Phone Number ______

E-mail Address ______

The undersigned Investment Professional confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales/purchases of securities made through a Broker-Dealer and/or the Investment Adviser which the Investment Professional represents, that he or she (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has discussed such investor's prospective purchase of Shares with such investor; (iii) has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) has delivered or made available a current Prospectus and related supplements, if any, to such investor and has limited the use of sales literature and other materials with investors to those materials approved in writing by the J.P. Morgan Real Estate Income Trust, Inc.; (v) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (vi) has reasonable grounds to believe that the purchase of Shares, including the particular share class, is a suitable investment for such investor, that such investor meets the suitability standards (including with respect to any State specific requirements) applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) has advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. The undersigned Investment Professional represents and certifies that, if the investor is a “retail customer” as defined in Regulation Best Interest, (i) the undersigned has a reasonable basis to believe that (a) a purchase of Shares would be in the best interest of the investor based upon the investor's investment profile and the potential risks, rewards, and costs associated with such an investment and (b) the undersigned has not placed his or her interests ahead of the interest of the investor in recommending such investment and (ii) the undersigned has complied with any applicable enhanced standard of conduct, including, but not limited to, the other requirements of Regulation Best Interest in relation to the proposed purchase of Shares if applicable to such Investment Professional. The undersigned Investment Professional further represents and certifies that, in connection with this subscription for Shares, he or she has not relied on any recommendation from JPMII (as defined below), has complied with and has followed all applicable legal requirements pertaining to the Investment Professional's activities, including Anti-Money Laundering and Customer Identification Programs, and that in any event the investor has been subjected to appropriate identity verification, due diligence, and review by the Broker-Dealer, Investment Adviser, its or their custodian(s), or other obligated third parties in accordance with such requirements.

The Investment Professional understands that J.P. Morgan Institutional Investments Inc. (JPMII), the dealer manager for this offering, will not act as the broker-dealer of record in connection with any investment in J.P. Morgan Real Estate Income Trust, Inc.

X ______ ______

Investment Professional Signature Date

X ______ ______

Branch Manager (if required by Broker-Dealer) Signature Date

8. Electronic Delivery Form *(Optional)*

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from J.P. Morgan Real Estate Income Trust, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

I consent to electronic delivery (Initial here) ______

Email ______

If blank, the email provided in Section 3A will be used.

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9. Subscriber Signatures

J.P. Morgan Real Estate Income Trust, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, J.P. Morgan Real Estate Income Trust, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce J.P. Morgan Real Estate Income Trust, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

A. Please Note: All Items in this Section Must Be Read and Initialed

A1 - All Account Types

I have received a copy of the Final Prospectus. *Initials* *Initials*

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000. *Initials* *Initials*

In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS." *Initials* *Initials*

I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid. *Initials* *Initials*

I acknowledge that the Shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the Prospectus. *Initials* *Initials*

I am purchasing the Shares for my own account. *Initials* *Initials*

I understand that the transaction price per share at which my investment will be executed will be made available at *www.jpmreit.com* and in a prospectus supplement filed with the SEC, available at *www.sec.gov*. *Initials* *Initials*

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I understand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on J.P. Morgan Real Estate Income Trust, Inc.'s toll-free, automated telephone line, 844-753-6353. *Initials* *Initials*

A2-Entity Account Types:

If I am an entity that was formed for the purpose of purchasing Shares, each individual that owns an interest in such entity meets the general suitability requirements described above. *Initials* *Initials*

If I am a banking entity, as defined in Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and the rules promulgated thereunder including Regulation VV of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 248) or any successor to such act or regulation (collectively, the "Volcker Rule"), I hereby represent that the acquisition and retention of the Shares meet the requirements of and would not violate any prohibitions set forth in the Volcker Rule. *Initials* *Initials*

B. If you live in any of the following states, please read the following carefully: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

If I am an **Alabama** resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. and in the securities of other public, non-listed REITs sponsored by JPMIM may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. *Initials* *Initials*

If I am a **California** resident, I may not invest more than 10% of my net worth in this offering. *Initials* *Initials*

If I am an **Idaho** resident, I have either (a) a net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. *Initials* *Initials*

FRM-ALT-JPMREIT-SUBAGMT1025 Page 7 of 9

If I am an **Iowa** resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), my aggregate investment in this offering and in the securities of other public, non-listed REITs does not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. *Initials* *Initials*

If I am a **Kansas** resident, I understand that it is recommended by the Office of the Kansas Securities Commissioner that Kansas investors limit their total investment in this offering and other similar investments to not more than 10% of such investor's liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments, as determined in conformity with GAAP. *Initials* *Initials*

If I am a **Kentucky** resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. and its affiliated public, non-listed REITs real estate investment trusts may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. *Initials* *Initials*

If I am a **Maine** resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. *Initials* *Initials*

If I am a **Massachusetts** resident, I must have (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, a Massachusetts investor's investment in J.P. Morgan Real Estate Income Trust, Inc., its affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. *Initials* *Initials*

If I am a **Missouri** resident, no more than ten percent (10%) of my liquid net worth shall be invested in securities being registered in this offering. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. *Initials* *Initials*

If I am a **Nebraska** resident, and I do not meet the definition of "accredited investor" as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth. *Initials* *Initials*

If I am a **New Jersey** resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000 In addition, a New Jersey investor's investment in J.P. Morgan Real Estate Income Trust, Inc., its affiliates, and other non-publicly traded direct investment programs (including REITs, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liability) that consists of cash, cash equivalent and readily marketable securities. *Initials* *Initials*

If I am a **New Mexico** resident I must limit my investment in J.P. Morgan Real Estate Income Trust, Inc. and other public, non-listed REITs to 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments. *Initials* *Initials*

If I am a **North Dakota** resident, I have a net worth of at least 10 times my investment in J.P. Morgan Real Estate Income Trust, Inc. *Initials* *Initials*

If I am an **Ohio** resident, I may not invest more than 10% of my liquid net worth in J.P. Morgan Real Estate Income Trust, Inc. and other non-traded real estate investment programs. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. The condition does not apply, directly or indirectly, to federally covered securities. The condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended. *Initials* *Initials*

If I am an **Oregon** resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. may not exceed 10% of my liquid net worth. *Initials* *Initials*

If I am a **Pennsylvania** resident, my investment in J.P. Morgan Real Estate Income Trust, Inc. may not exceed 10% of my net worth (exclusive of home, home furnishings, and automobiles). In addition, I understand that there is no minimum offering, and I am cautioned to carefully evaluate J.P. Morgan Real Estate Income Trust, Inc.'s ability to fully accomplish its stated objectives, and to inquire as to the current dollar value of its subscriptions. *Initials* *Initials*

If I am a **Puerto Rico** resident, my investment in J.P. Morgan Real Estate Income Trust, Inc., its affiliates and other public, non-listed REITs may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. *Initials* *Initials*

If I am a **Tennessee** resident who is not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in J.P. Morgan Real Estate Income Trust, Inc. may not be more than 10% of my net worth. *Initials* *Initials*

If I am a **Vermont** resident and I am not an "accredited investor" as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, "liquid net worth" is defined as an investor's total assets (not including home, home furnishings, or automobiles) minus total liabilities. *Initials* *Initials*

FRM-ALT-JPMREIT-SUBAGMT1025
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In the case of sales to fiduciary accounts, the minimum standards above shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

J.P. Morgan Institutional Investments Inc. (JPMII), the dealer manager for this offering, will not act as your broker-dealer of record in connection with any investment in J.P. Morgan Real Estate Income Trust, Inc.

I declare that the information supplied above is true and correct and may be relied upon by J.P. Morgan Real Estate Income Trust, Inc. I acknowledge that the Broker-Dealer/Investment Professional (Broker-Dealer/Investment Professional of record) indicated in Section 7 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/Investment Professional of record at any time by contacting J.P. Morgan Real Estate Income Trust, Inc. at the number indicated below.

I am capable of evaluating investments and investment risks independently (in general and with a non-listed REIT investment) and am exercising independent judgment in making any non-listed REIT investment. I understand that a non-listed REIT investment may not be redeemed except at certain times, which will limit an investor's ability to sell the investment to meet immediate financial needs.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1) The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4) The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

J.P. Morgan Institutional Investments Inc. (JPMII), the dealer manager for this offering, will not act as the broker-dealer of record in connection with any investment in J.P. Morgan Real Estate Income Trust, Inc. Shares will be held in your name on the books of J.P. Morgan Real Estate Income Trust, Inc. J.P. Morgan Institutional Investments Inc. (JPMII) will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

X ____________________ ____________________

Signature of Investor Date

X ____________________ ____________________

Signature of Co-Investor or Custodian (If applicable) Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

10. Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of J.P. Morgan Real Estate Income Trust, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 9 above, they are asked to promptly notify J.P. Morgan Real Estate Income Trust, Inc. and the Broker-Dealer in writing. The Broker-Dealer may notify J.P. Morgan Real Estate Income Trust, Inc. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 9 above, and J.P. Morgan Real Estate Income Trust, Inc. may rely on such notification to terminate such investor's participation in the Distribution Reinvestment Plan.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of J.P. Morgan Real Estate Income Trust, Inc.

J.P. Morgan Real Estate Income Trust, Inc. Investor Services: 844-753-6353

You can access J.P. Morgan Investment Management Inc.'s Form ADV at https://adviserinfo.sec.gov/firm/summary/107038.

FRM-ALT-JPMREIT-SUBAGMT1025 Page 9 of 9